CODE OF ETHICS

                           ENERGY INCOME PARTNERS, LLC
                              EIP INVESTMENT TRUST

                                    JUNE 2008

  TABLE OF CONTENTS

I      Introduction                                                       2
II     Persons Subject to the Code ("Employees & Covered Persons")        3
III    Accounts Subject to the Code ("Covered Accounts")                  3
IV     Accounts Exempted from the Code                                    4
V      Securities Subject to the Code                                     5
VI     Securities Exempted from the Code                                  5
VII    Pre-clearance Requirements                                         6
VIII   Securities Exempted from Pre-clearance Requirements                6
IX     Prohibited Transactions                                            7
X      Prohibited Transactions - Exemptions                               7
XI     Investments in Private Placements                                  8
XII    Periodic Reporting Requirements                                    8
XIII   Restrictions on other Business Activities                          9
XIV    Gifts and Political Contributions                                  10
XV     Insider Trading Policy                                             12
XVI    Recordkeeping                                                      19
XVII   Enforcement of the Code                                            19


       Investment Club Request                                        Appendix A
       Initial Disclosure Form                                        Appendix B
       Add/change Account Form                                        Appendix C
       Discretionary Account Form                                     Appendix D
       Regulatory Questionnaire                                       Appendix E
       Outside Business Activities Request                            Appendix F
       Gift Reporting Form                                            Appendix G
       Compliance Manual & Code of Ethics Acknowledgement Form        Appendix H


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                                 CODE OF ETHICS



I.       INTRODUCTION

ENERGY INCOME PARTNERS, LLC, ("EIP") AND EIP INVESTMENT TRUST (THE "TRUST") HAVE EACH ADOPTED THIS CODE OF ETHICS UNDER RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED AND RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "COMPANY ACT"), RESPECTIVELY.


The reputations of EIP and the Trust for integrity and high ethical conduct are one of their most valuable assets. In order to maintain EIP's and the Trust's reputations, it is important that every employee strive to avoid any activity or relationship that may reflect unfavorably on EIP or the Trust as a result of a possible conflict of interest, the appearance of a conflict, the improper use of confidential information or the appearance of any impropriety.


There is a long-standing recognition in the industry of the conflicts of interest that potentially arise in connection with the personal investing activities of employees. EIP and the Trust have adopted this Code of Ethics ("Code"), including the Insider Trading Policy, to detect and avoid conflicts of interests which may arise between employees and clients as a result of personal investing activities. This Code is designed to ensure, among other things, that employees conduct their investing activities in accordance with applicable law and in a manner where clients' interests are placed first and foremost. All employees are responsible for upholding EIP's and the Trust's fundamental principles of openness, integrity, honesty and trust.


EIP and its employees have a fiduciary duty to the Trust and to all of EIP's clients. In this regard, employees must avoid any transaction or other activity that involves, or even appears to involve, a conflict of interest, diversion of a client investment opportunity or any other possible impropriety.


At all times, employees must adhere to the following standards of business conduct

-- CLIENT INTERESTS COME FIRST. Employees must at all times avoid serving their own personal interests ahead of the interests of EIP clients or the Trust. An employee may not cause a client or the Trust to take action, or not to take action, that would accrue to the employee's personal benefit rather than the benefit of the client or the Trust.

-- AVOID TAKING ADVANTAGE. Employees must not make personal investment decisions based on their knowledge of client or Trust holdings or transactions. Employees may not utilize or execute any trading strategy that may conflict with any EIP or Trust trading strategy or that mirrors an EIP or Trust trading strategy conducted on behalf of EIP's clients or the Trust. In addition, employees should not be influenced by investment opportunities, benefits or gifts from persons who do or are seeking to do business with EIP or Trust. Employees must use good judgment and follow the limitations set forth in this Code before accepting any investment opportunities, gifts or benefits in connection with their employment with EIP or the Trust.

-- COMPLY WITH FEDERAL SECURITIES LAWS. Employees are required to comply with all EIP and Trust policies and procedures as well as all applicable Federal securities and other laws.


All employees must follow the requirements set forth in this Code. The Code does not attempt to identify or address each and every possible conflict of interest that may exist. If an uncertainty regarding a particular transaction arises, employees should err on the side of conservatism. Any questions concerning the Code should be addressed to EIP's Chief Compliance Officer ("CCO" or "Chief Compliance Officer"). The CCO is responsible for and will work in conjunction with EIP's Legal Counsel and Senior Management to oversee compliance with and


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enforcement of the Code of Ethics. In addition, EIP's CCO is responsible for providing a copy of the Code of Ethics and any amendments to every employee. All employees are required to acknowledge, in writing, their receipt of the Code of Ethics and any amendments.


II.      PERSONS SUBJECT TO THE CODE ("EMPLOYEES" AND "COVERED PERSONS")

The Code applies to all "Employees" which for purposes of the Code is defined as every employee, officer, trustee and director of EIP and of the Trust, but does not include Trustees of the Trust who are not "interested persons" of the Trust, as defined in Section 2(a)(19) of the Company Act (the "Independent Trustees"), who are subject to a separate Code of Ethics of the Trust.


Employees are required to ensure that the following persons comply with the Code of Ethics requirements; (i) the Employee's spouse; (ii) Members of the Employee's immediate family living in the same household, including children and/or stepchildren and; (iii) Other relatives of the Employee living in same household who are supported financially by the Employee, whose investment holdings and accounts the Employee exercises direct or indirect influence or control or from whose investment holdings and accounts the Employee derives a financial benefit (collectively, "Covered Persons").


In addition, consultants or temporary employees hired for a period of 30 days or more whose duties provide them with access to EIP's or the Trust's technology, information systems and/or trading information, in any form, may be considered Employees only for the purposes of the Code and as determined by the Chief Compliance Officer. Although such consultants or temporary employees may enter into a confidentiality agreement with EIP or the Trust, they may nevertheless be subject to this Code of Ethics, including the Insider Trading Policy. The Chief Compliance Officer, in consultation with EIP's legal counsel, is responsible for making this determination on a case-by-case basis. Employees are required to immediately inform the Chief Compliance Officer of any consultants or temporary employees who will be hired for a period of 30 days or more and whose duties will provide them with access to EIP's or the Trust's technology, information systems and/or trading information, in any form.


III.     ACCOUNTS SUBJECT TO THE CODE ("COVERED ACCOUNTS")

         A.       COVERED ACCOUNTS

         A Covered Account under the Code includes any securities, futures or similar account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) over which an Employee or a Covered Person has (i) investment discretion, (ii) direct or indirect influence or control or (iii) in which an Employee or a Covered Person has a direct or indirect beneficial or financial interest.

         Covered Accounts include, but are not limited to, any personal account of an Employee or a Covered Person; any joint or tenancy in common account in which either the Employee or Covered Person has an interest or is a participant; any account for which either the Employee or Covered Person acts as trustee, executor, or custodian; any account over which either the Employee or Covered Person has power of attorney; and any corporate or investment club accounts in which either the Employee or Covered Person has investment discretion or otherwise participates in the investment decision-making process.

         Restrictions placed on transactions executed within a Covered Account also pertain to transactions, which take place outside of a Covered Account such as in the case of private securities, securities held in physical form, and interests in commingled investment vehicles.


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         B.       INVESTMENT CLUBS


         An Employee or a Covered Person may participate in an investment club or similar type of organization only if the Employee obtains the prior written approval of the Chief Compliance Officer or his designee. An Investment Club Request (Appendix A) should be completed and submitted to EIP's Chief Compliance Officer. Approval will only be granted if the Employee can ensure that the investment club will comply with the provisions of the Code, including the Insider Trading Policy.


         If the Employee can demonstrate that neither he/she nor any Covered Person participates in the investment decision-making process, then a waiver of the pre-clearance requirements and trading restrictions may be granted. An exception from the pre-clearance requirements and trading restrictions will generally not be granted if the Employee or Covered Person has influence or control over the club's investment decisions or if the Employee or Covered Person makes up 50% or more of the club's membership or contributes 50% or more of its capital. The investment club will be required to comply with all other requirements of the Code, including the reporting requirements.


         EIP's CCO will periodically review the trading activities of the investment club for potential abuses and conflicts of interest and reserves the right to cancel approval of participation or to subject all of the club's trades to the pre-clearance requirements and trading restrictions of the Code.


IV.      ACCOUNTS EXEMPTED FROM THE CODE

         A.       FULLY EXEMPTED ACCOUNTS: OPEN-END MUTUAL FUNDS

         The following types of accounts are exempt from the Code's requirements and are not required to be reported to EIP's CCO.

-- Open-End Mutual Fund Only Accounts - Any account which only holds open-end mutual funds not managed or otherwise affiliated with EIP or the Trust, and which is not used to purchase or sell any other types of securities, such as equities, bonds, closed-end funds, etc. This includes 529 College Savings Plans that only invest in unaffiliated open-end mutual funds. HOWEVER, ANY ACCOUNT THAT EITHER HOLDS OR WILL BE USED TO TRADE SECURITIES OTHER THAN UNAFFILIATED OPEN-END MUTUAL FUNDS MUST BE REPORTED TO EIP'S CCO WITHIN TEN DAYS OF THE START OF EMPLOYMENT OR THE DATE OF OPENING SUCH ACCOUNT, AS APPLICABLE.

-- 401(k) Plans - Any account with a 401(k) retirement plan that an Employee or a Covered Person established with an employer, provided that the investments in the plan are limited to open-end mutual funds not managed or otherwise affiliated with EIP or the Trust.

                  A 401(k) plan or other account that is used to hold and/or trade individual securities or securities other than unaffiliated open-end mutual funds are considered Covered Accounts and must comply with all of the requirements of the Code.

-- Commodity Futures Accounts - Any account which only holds commodity futures.


         B.       PARTIALLY EXEMPTED ACCOUNTS: DISCRETIONARY

         Any account in which neither the Employee nor the Covered Person has any direct or indirect influence or control, such as in the case of a fully discretionary investment management account whereby all investment decisions are made by a third-party who is unrelated to either the Employee or Covered Person is exempt from the pre-clearance requirements and trading restrictions of the Code. Neither the Employee nor the Covered Person can communicate with the third-party regarding


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         any investment decisions being made in the account and there must be a written discretionary investment management agreement covering the account in order for the account to be exempted. Any securities transactions affected outside of a fully discretionary account must comply with all of the requirements of the Code.


         All fully discretionary accounts must be reported to EIP's CCO on the Discretionary Account Form (Appendix D). A copy of the executed investment management agreement must also be provided to EIP's CCO, as well as any subsequent amendments to such agreement. Furthermore, holdings and transactions must be reported according to the requirements of the Code.

V.       SECURITIES SUBJECT TO THE CODE

The Code covers all interests or instruments commonly known as a "security". A "security" is generally defined as any note, stock, preferred stock, convertible preferred stock, treasury stock, security future (a contract of sale for future delivery of a single security or of a narrow-based security index, including interest therein or based on the value thereof), bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. In addition, futures, swaps and other financial instruments are deemed securities for purposes of the Code.

VI.      SECURITIES EXEMPTED FROM THE CODE

Transactions in and holdings of the following securities are exempt from the requirements of the Code.

1. Open-End Mutual Funds. Transactions in and holdings of shares issued by any SEC registered open-end mutual fund, excluding any exchange traded fund organized as an open-end fund, not managed or otherwise affiliated with EIP or the Trust.

         Transactions in and holdings of interests in any other type of mutual fund, i.e. closed-end mutual funds, commingled investment vehicles, or open-end mutual funds managed by or otherwise affiliated with EIP or the Trust must comply with the requirements of the Code.

2. Money Market Mutual Funds. Transactions in and holdings of shares issued by any SEC registered open-end money market mutual fund.

3.       Transactions in direct obligations of the U.S Government.

         Transactions in and holdings of direct obligations of any other government, such as state, municipal or foreign, must comply with the requirements of the Code.

4.       Money Market Instruments. Any transaction in the following:

         i.   bankers' acceptances;

         ii.  bank certificates of deposit;

         iii. commercial paper; and


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         iv.  high quality short-term debt instruments(1), including repurchase agreements.

5. Unit Investment Trusts. Transactions in and holdings of unit investment trusts that are invested exclusively in one or more SEC registered open-end mutual funds, not managed or otherwise affiliated with EIP or the Trust.

         Transactions in and holdings of interests in unit investment trusts that invest in any other types of securities, including closed-end mutual funds must comply with the requirements of the Code, unless otherwise stated.

6. Certain Corporate Actions. Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

7.       Commodity futures. Transactions in and holdings of commodity futures.

8. Miscellaneous. Other categories of securities as may from time to time be designated in writing by the Chief Compliance Officer or his designee may be exempt.

VII.     PRE-CLEARANCE REQUIREMENTS

Employees must submit a written request to, and obtain approval from, the Fund or Adviser Chief Compliance Officer or his or her designee before either they or a Covered Person places an order to purchase or sell or otherwise acquire or dispose of a security, including exercising any option or receiving or giving any securities as a gift.


Pre-clearance approval will generally be valid for a period no longer than thirty days from the date of the approval. For requests relating to securities of issuers in energy industries, pre-clearance approval is valid for one day only.

VIII.    SECURITIES EXEMPTED FROM PRE-CLEARANCE REQUIREMENTS

Employees are not required to obtain pre-clearance on transactions in the following securities. However, Employees must adhere to the Insider Trading Policy and all of the reporting requirements of the Code regarding these securities.

1. Rights. Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market do not require pre-clearance.

2. Automatic Investment Plans.(2) Employees and Covered Persons may participate in automatic investment plans including, dividend reinvestment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer. The initial purchase of the issuer's securities must be pre-cleared. Once the initial transaction has been approved, any subsequent purchases of shares in the plan are not required to be pre-cleared, provided that the timing of the purchases are determined by the plan and not subject to the discretion of either the Employee or the Covered Person.


------------
(1) Generally, a high quality short-term debt instrument is defined as any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

(2) An automatic investment plan is defined as a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.


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         However, all sales of securities or transactions whereby either the
         Employee or the Covered Person overrides the pre-set schedule or allocations of the plan must be pre-cleared.

IX.      PROHIBITED TRANSACTIONS

Employees and Covered Persons are prohibited from engaging in the following transactions.

1. Inside Information. Transactions by any person while in possession of material non-public information regarding the security or the issuer of the security are prohibited. Please refer to Section XVI for the Insider Trading Policy.

2. Market Manipulation. Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

3. Restricted List Securities. Transactions in securities or related securities(3) of issuers that appear on the Restricted List, unless otherwise specified on such list, are prohibited.

4. Blackout Period. Transactions in securities (or related securities) that are the subject of an open order on behalf of the Trust or any of EIP's clients may not be purchased or sold. Additionally, Employees and Covered Persons are generally prohibited from executing same-direction transactions in the same security 3 business days before the Fund or EIP's other clients and opposite-direction transactions in the same security 3 business days after the Fund or EIP's other clients. Any profits realized by prohibited trades as described above may be required to be disgorged to a personal charity or to the Fund or relevant EIP client.

5. Initial Public Offerings. The direct or indirect (such as through a commingled investment vehicle) acquisition of securities in initial public offerings is prohibited (other than a new offering of a registered open-end mutual fund).

6. Other. Any other transactions deemed by the Chief Compliance Officer to involve a conflict of interest, possible diversion of a Trust or EIP client opportunity, or the appearance of impropriety may be prohibited and the profits relating thereto subject to disgorgement.

X.       PROHIBITED TRANSACTIONS - EXEMPTIONS

The following types of securities are exempt from the Blackout Period prohibitions described above. However, Employees and Covered Persons must adhere to the Insider Trading Policy and all of the reporting requirements and other restrictions of the Code regarding these securities.

Blackout Period Trading Exemptions

-- Forwards, Swaps and Options on Currencies: Transactions in forwards, swaps and options on currencies, as defined above, are exempt from the Blackout Period restrictions. Any questions regarding whether a transaction in forwards, swaps or options is exempt from the Blackout Period restrictions should be directed to EIP's CCO.

         Any other transactions in forwards, swaps or options must comply with the Blackout Period restrictions.


The exemptions outlined above cannot be used as a means to violate the spirit of the Code and the Chief Compliance Officer may revoke an Employee's or Covered Person's right to use any of these exemptions. Furthermore, these exemptions do


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(3) A related security includes any security issued by the same entity as the issuer of a security and all derivative instruments, including options, warrants and futures. A related security does not include an ETF.


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not apply to transactions in private securities and other types of securities not mentioned in this Section.

XI.      INVESTMENTS IN PRIVATE PLACEMENTS(4)

A.       PRE-CLEARANCE AND NOTIFICATION REQUIREMENTS

         Employees are required to obtain written approval from EIP's Compliance Department prior to acquiring or a Covered Person acquiring any interests in private placements, commingled investment vehicles (e.g., hedge funds), including Funds advised by EIP (the "EIP Funds") and other private securities such as, direct investments in private companies. Once approved, additional capital investments require a new approval (other than capital calls related to the approved investment). The sale or voluntary redemption of a security acquired in a private placement or transaction also requires prior approval.

         With regards to an investment in a private placement, the Employee must immediately inform the Chief Compliance Officer as to any changes in their role or the role of a Covered Person with the issuer. Employees are also required to immediately inform the Chief Compliance Officer if they are considering making an investment in the issuer on behalf of the Trust or any other EIP client. In addition, the Employee must inform the Chief Compliance Officer if the issuer's securities will be offered in an initial public offering.

         B.       EIP FUNDS

         In addition to the above pre-clearance requirements, Employees making an investment in an EIP Fund must either meet the eligibility requirements of the EIP Fund or qualify as a "knowledgeable employee" as determined by the Chief Compliance Officer or his designee.

         A knowledgeable employee generally includes certain executives of the fund or EIP, and non-executive employees of the fund or EIP (other than clerical, secretarial or administrative employees) who in connection with their regular functions or duties participate in the investment activities of the fund or any other similar fund managed by EIP, provided that such employee has been performing these functions and duties for, or on behalf of, the Trust or EIP or substantially similar functions or duties for, or on behalf of, another entity for at least 12 months.

         The following non-executive employees would generally not qualify as knowledgeable employees: marketing and investor relations employees, attorneys, compliance, operations, financial and accounting personnel.

XII.     PERIODIC REPORTING REQUIREMENTS

         A.       DUPLICATE CONFIRMS AND STATEMENTS

         Employees must provide EIP or the Trust with all necessary information to arrange for the broker-dealer, bank or other third-party financial institution to send duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account directly to EIP's CCO.

         B.       INITIAL REPORTING

         Within 10 days after an Employee commences employment, he/she is required to complete and submit an Initial Disclosure Report (Appendix
         B) and disclose all Covered Accounts and such securities holdings,


---------------

(4) A private placement includes an offering that is exempt from registration under the Securities Act of 1933 (the "Act") pursuant to sections 4(2) or 4(6) or Rules 504, 505 or 506 of the Act.


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         including any private placements and make certain representations. The information included in the Initial Disclosure Report must be current as of a date no more than 45 days prior to the date the Employee commenced employment. In addition, certain Employees are required to complete and submit a Regulatory Questionnaire (Appendix E). In addition, Employees are responsible for reporting any new Covered Account to EIP's CCO within ten days of opening such account on the Add/Change Account Form (Appendix C). Any changes to a Covered Account, including account number, name, whether the account is closed, etc. should be reported through the Add/Change Account Form (Appendix C) no later than within ten days of such change.

         C.       QUARTERLY REPORTING

         Within 30 days after the end of the calendar quarter, Employees are required to submit a report (or account statement if it contains all required information) which discloses all security holdings (including EIP Funds and other private placements) for each Covered Account or transaction otherwise covered by the Code during the quarter. Such reports must include the following information (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date that the report is submitted. Employees are required to submit the described quarterly reports even if there were no personal securities transactions during the quarter.

         D.       ANNUAL REPORTING

         Within 30 days after the end of the calendar year, Employees are required to submit a report (or account statement if it contains all required information) for each covered account which discloses all Covered Accounts securities holdings (including EIP Funds and other private placements). The information included in the account statements must be current as of a date no more than 45 days prior to the date the report is submitted. Such report must include (i) the title, number of shares and principal amount of each such security holding in which the Employee had any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held for the direct or indirect benefit of the Employee; and (iii) the date that the report is submitted.

XIII.    RESTRICTIONS ON OTHER BUSINESS ACTIVITIES

         A.       CONFIDENTIALITY

         Employees are prohibited from revealing any information relating to the investment intentions, activities or portfolios of clients or securities that are being considered for purchase or sale or any other confidential information, to any person other than to persons at EIP with respect to information relating to EIP's activities or the Trust with respect to information relating to the Trust's activities, or other persons who need to know that information in order to carry out their duties or provide services to EIP, the Trust or EIP's clients.


         All Employees are required to take appropriate steps to safeguard the confidentiality of information obtained in the workplace. For example, Employees must avoid speaking about confidential matters in public places, restrict access to files or computer records containing confidential information and must take all necessary precautions to protect confidential information.




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         B.       CORPORATE AND ADVISORY CLIENT OPPORTUNITIES

         Employees are prohibited from taking personal advantage of any opportunity properly belonging to EIP, the Trust or any client of EIP. This includes, but is not limited to, acquiring securities for a Covered Account that could otherwise be acquired for a client.

         C.       UNDUE INFLUENCE

         Employees are prohibited from causing or attempting to cause any client to purchase, sell or hold any security for the purpose of creating any personal benefit.

         If an Employee or Covered Person stands to benefit materially from an investment decision for a client of EIP or for the Trust that such Employee is recommending or participating in, such Employee must immediately disclose that interest to the Chief Compliance Officer or his designee.

         D.       DIRECTORSHIPS

         Employees are required to complete and submit an Outside Business Activities Request (Appendix F) and receive prior written consent from the Chief Compliance Officer before serving on the board of directors, as observer on the board of directors, committee member or in any similar capacity of another company, other than in the case whereby an Employee serves in such a capacity on behalf of EIP or the Trust. However, Employees are still required to notify EIP's Chief Compliance Officer prior to serving on the board of directors, as observer on the board of directors, committee member or in any similar capacity of another company on behalf of EIP or the Trust.

         E.       OUTSIDE BUSINESS ACTIVITIES

         Employees are required to complete and submit an Outside Business Activities Request (Appendix F) and receive prior written consent from the Chief Compliance Officer or his designee before engaging in any of the following outside business activities:

                  1. Being engaged in any other business;

                  2. Being employed or compensated by any person outside of EIP or the Trust for business-related activities; or

                  3. Serving as an employee of another organization.

XIV.     GIFTS AND POLITICAL CONTRIBUTIONS

         A.       GIVING AND RECEIVING

         Employees are required to comply with the following requirements regarding the giving and receiving of gifts.

         1. Accepting Gifts. Employees should generally refrain from accepting gifts from clients, brokers, vendors, or other persons in a business relationship with EIP or the Trust. Customary business lunches, dinners and entertainment may be accepted as long as the person providing the lunch, dinner or entertainment is in attendance. Any invitations to lunches, dinners or entertainment which may not be considered customary or whereby the person providing the lunch, dinner or entertainment is not in attendance, must be discussed with the Chief Compliance Officer prior to attending. In addition, company logo items of nominal value (under $300) may be accepted. All gifts with a value in excess of $300 presented


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                  to an Employee should be reported on the Gift Reporting Form
                  (Appendix G) and submitted to the CCO within 10 days of receiving the gift. EMPLOYEES SHOULD NEVER ACCEPT CASH FROM CLIENTS, BROKERS, VENDORS OR OTHER PERSONS IN A BUSINESS RELATIONSHIP WITH EIP OR THE TRUST.

         2. Giving Gifts to Regulated Persons. Employees are prohibited from giving any gift or gratuity with a value in excess of $100 per year, per person, to persons associated with securities or financial organizations, including exchanges, NASD or NYSE member organizations or commodities firms.

         3. Giving Gifts to Investors/Clients. As a general policy, Employees should not give anything of value to anyone with a business relationship with EIP or the Trust, such as investors/clients and prospective investors/clients. This policy does not extend to non-cash gifts of nominal value (under $300 per year, per person) or typical business entertainment. EIP's Chief Compliance Officer should be notified in advance of any gifts falling outside of this exception. All gifts with a value in excess of $300 proposed to be given to an investor/client or other person in a business relationship with EIP or the Trust should be reported on the Gift Reporting Form (Appendix G) and submitted to the CCO or his designee prior to giving the gift.


                  Prior to giving a gift or providing entertainment to any investor/client or prospective investor/client, Employees shall ensure that such investor/client or prospective investor/client is not restricted from receiving a gift or entertainment. It should be noted that many employees of state pension plans may be restricted from accepting a gift or entertainment or may have specific monetary restrictions.

         4. Gifts to Government Officials. Employees are prohibited from giving a gift or gratuity to any government employees or officials, in connection with their employment with EIP or the Trust, without the prior written approval of the Chief Compliance Officer.

         5. Solicitation of Gifts. All solicitation of gifts or gratuities is strictly prohibited.

         6. Family and Social Relationships. Gifts given or received from family members, friends and social acquaintances do not fall under the aforementioned requirements and do not have to be reported, provided the gifts are not related to the business of EIP or the Trust or activities conducted on behalf of EIP or the Trust.

         B.       POLITICAL CONTRIBUTIONS

         Employees are prohibited from making or soliciting political contributions to an elected official or to any election campaign or candidate on behalf of or in the name of EIP or the Trust without the prior written approval of the Chief Compliance Officer. In addition, under no circumstances is an Employee allowed to make political contributions to elected officials or other government employees for the purpose of obtaining or retaining an investor or client.

         C.       INVESTOR/CLIENT COMPLAINTS

         Employees are prohibited from making any payments or account adjustments to investors/clients in order to resolve any type of investor/client complaint. All investor/client complaints should be referred to the Chief Compliance Officer for proper handling.

XV.      INSIDER TRADING POLICY

          A.      INTRODUCTION

         EIP's and the Trust's reputations for integrity and high ethical conduct are a vital business asset. As part of EIP's and the Trust's business, Employees may deal with material nonpublic information ("MNI") which is highly sensitive and confidential in nature. The misuse of such information is illegal and violates federal and state securities laws and other regulatory requirements as well as, in most cases, contractual obligations of EIP and the Trust. These policies and procedures are designed to inform and assist Employees in handling the possession of MNI in order to avoid situations that may violate applicable regulatory statutes or create an appearance of impropriety.

         All Employees are responsible for becoming familiar with and retaining a copy of these policies and procedures. The obligation to maintain the confidentiality of MNI continues to apply to individuals who cease to work for EIP or the Trust, as long as they are in possession of such information acquired during their employment with EIP or the Trust. These policies and procedures apply to all Employees, Covered Persons and may apply to consultants or temporary employees whose duties provide them with access to EIP's or the Trust's technology, information systems, and/or trading information, in any form as determined by the Chief Compliance Officer and/or EIP's legal counsel.

B.       POLICY STATEMENT

         EIP and the Trust strictly forbid any Employee from conducting trades, either personally or on behalf of others, including the Trust or clients of EIP, while in possession of MNI or communicating MNI to others. The consequences of misusing MNI can be extraordinarily damaging to both EIP and the Trust and their Employees.

         Any questions or concerns regarding this Policy Statement should be immediately referred to the Chief Compliance Officer and/or EIP's legal counsel.

C.       INSIDER TRADING

         The term "insider trading" is generally used to refer to the use of or to knowingly possess MNI when the person trades or causes others to trade in securities. The law on insider trading prohibits the following:

               -- Trading by an insider, while in possession of MNI;

               -- Trading by a non-insider, while in possession of MNI where the information either was disclosed to the non-insider in violation of the insider's duty to keep it confidential or was misappropriated; and

               -- Communicating MNI to others.

         D.       INSIDER

         The concept of "insider" is broad and can include officers, directors and Employees of an issuer. In addition, an "outsider" can become a "temporary insider" if he or she enters into a special confidential relationship in the conduct of an issuer's affairs and as a result is given access to information solely for the issuer's purposes. A temporary insider can include, among others, an issuer's attorneys, accountants or consultants. In addition, EIP, the Trust or an Employee may become a temporary insider of an issuer that EIP, the Trust or such Employee advises or for which it performs other services.

         E.       INSIDE INFORMATION

         Inside information generally refers to MNI furnished by an insider with the expectation that such information will be kept confidential and used solely for the issuer's purposes. It may be received from corporate officers or employees of, or attorneys, accountants, consultants or other professionals involved with an issuer. It may also include "tips" received directly or indirectly from corporate insiders, particularly where the recipient knows, or should know, that the corporate insider is disclosing the information improperly, in breach of the insider's duty to the issuer.

         Inside information may also refer to MNI provided to a recipient on a basis of trust or confidence of the person receiving the information (such as in a family or other non-business relationship). A duty of trust or confidence generally exists when:

               -- A person agrees to maintain information in confidence;

               -- Two people have a history, pattern or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the MNI expects that the recipient will maintain its confidentiality; or

               -- A person receives or obtains MNI from certain family
                  members, such as his/her spouse, parents, children, siblings or other relatives.

         Inside information may be used only for the specific purpose for which it was given and may not be used in connection with trading; any other use without the permission of the source, which originally entrusted either EIP, the Trust or an Employee with the information, is a misuse.

         It should be noted that information regarding EIP's or the Trust's intention to purchase or sell a security on behalf of the Trust or an EIP client and client holdings and transactions may constitute inside information. Such information is considered nonpublic information that must be maintained confidential and restricted to Employees and persons with a "need to know" in order to perform their duties or provide services to EIP, the Trust or EIP's clients.

F.       MNI CONFIDENTIALITY & DISCLOSURE

         Every Employee and other persons covered by this policy (e.g., consultants) is required to safeguard the confidentiality of any MNI that may be in his/her possession and to ensure that such information is not used improperly or in a manner inconsistent with the specific purpose for which it was created or obtained. Only after approval from the Chief Compliance Officer and/or EIP's legal counsel may an Employee with MNI disclose such information to EIP or Trust personnel who have a valid business reason for having such information, i.e., who have a "need to know" the information in order to serve the business purposes of EIP, the Trust or EIP's clients and can be expected not to misuse it.

         G.       MATERIAL INFORMATION

         Material Information can be any information (either positive or negative) for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision, including information that may be reasonably expected to have an effect on the price of the issuer's securities. If an Employee receives information that could be a factor in his or her investment decision, the Employee must assume that such information is material.


         Information that should be considered material includes, but is not limited to, any legal, economic or structural change (or impending change) which could potentially alter the value of an issuer or its affiliates, or any data, which may be reflective of an issuer's future performance. Common examples of information that may be regarded as material are:

               -- A projection by the issuer's officers of future earnings or losses that is different from market expectations;

               -- A pending or proposed merger, acquisition or tender offer;

               -- A significant sale of assets or the disposition of a
                  subsidiary;

               -- Changes in dividend policies or the declaration
                  of a stock split;

               -- The offering of additional securities;

               -- Significant changes in senior management;

               -- The gain or loss of a substantial contract, client or
                  supplier;

               -- Impending bankruptcy or financial liquidity problems;

               -- Impending litigation matters;

               -- Information about a significant order to purchase or sell securities;

               -- Pre-publication information regarding reports in the
                  financial press;

               -- An impending upgrade or downgrade of a security by a rating agency or a securities firm; and

               -- Important product developments or discoveries.

         H.       NONPUBLIC INFORMATION

         Information is considered to be nonpublic until it has been effectively communicated to the market place, and is provably available to the general public, such as by means of a press release carried over a major news service, a major news publication, a research report or publication, a public filing made with a regulatory agency, materials sent to shareholders or potential investors or customers such as a proxy statement or prospectus, or materials available from public disclosure services.

         In addition to being publicly disclosed, there must also be adequate time for investors to react to the information and for the market as a whole to digest the information. As many as two full business days of general availability may be required for information to be considered public. Employees are required to inform the Chief Compliance Officer and EIP's legal counsel of any public announcement of information that was obtained as MNI. The Chief Compliance Officer and EIP's legal counsel are responsible for determining when such information may be deemed public. It is important to note that even following a public announcement relating to a matter, many aspects of the matter may remain nonpublic.

         I.       IDENTIFYING MNI

         Every Employee is responsible for ensuring that they neither trade for themselves nor on behalf of the Trust or EIP's clients on the basis of MNI. Before trading in the securities of an issuer about which EIP, the Trust or an Employee may have potential MNI, an Employee should consider the following questions:

         -- Is the information material? Could the information be considered important in making investment decisions? Is it a factor in why I want to do the trade? Is this information that would affect the market price of the securities if generally disclosed?

         -- Is the information public? To whom has this information been provided? Has the information been published in a publication of general circulation or carried over a major news service? How long ago has the information been disseminated?

         If after consideration of the above, it is believed that the information is material and nonpublic, or if there are questions as to whether the information is material and nonpublic, the following steps should be taken:

         -- The matter should be reported immediately to the Chief Compliance Officer and/or EIP's legal counsel;

         -- The Employee should not purchase or sell the securities for themselves or on behalf of others, including the Trust or EIP clients; and

         -- The Employee should not communicate the information inside or outside EIP or the Trust, other than to the Chief Compliance Officer and/or EIP's legal counsel.

         After the issue has been reviewed, the Chief Compliance Officer and/or EIP's legal counsel will determine whether the information is material and nonpublic and, if so, what action should be taken.

         J.       PROCEDURES

         The following procedures have been adopted to assist in the prevention of insider trading and to address the handling of situations where an Employee acquires MNI. Each situation will be reviewed on a case-by-case basis by the Chief Compliance Officer, and if necessary, in consultation with EIP's legal counsel, to determine the appropriate procedure to implement.

         1. Limited Distribution of Information: As previously stated in paragraph F of this Section, any MNI that is received from an issuer or any other person or source must be maintained as strictly confidential.

                  In certain situations, EIP or the Trust may obtain MNI from an issuer for the purpose of evaluating a transaction on behalf of the Trust or EIP clients. In these situations, the Chief Compliance Officer and/or EIP's legal counsel shall be notified immediately and the MNI must not subsequently be disclosed to anyone other than those persons who have a "need to know" in order to evaluate such potential investments or otherwise carry out their job responsibilities.


                  Access to MNI by other persons must be as limited as possible, including access to:

                  -- Physical files, computer files, communications and any other means of information access that may apply. All physical documentation relating to MNI, to the extent possible, must be kept secured in locked desks or file cabinets, accessible only to authorized persons.

                  -- Computer terminals which must be restricted to the extent possible by passwords or other measures to guard against unauthorized access to MNI. All equipment used to transmit or receive information such as fax machines, etc. must be reasonably secured to avoid access to MNI by unauthorized persons.

                  If any unauthorized person does come into contact with information that may be MNI, the Chief Compliance Officer and/or EIP's legal counsel must be notified immediately. The Chief Compliance Officer, and if necessary, in consultation with EIP's legal counsel, will determine what appropriate action, if any, should be taken.

         2. Restricted List: EIP's Chief Compliance Officer maintains a Restricted List to actually restrict trading (no buying, no selling, no shorting, no trading, etc.) in the securities of specific issuers for personal accounts and on behalf of the Trust and EIP clients. Although the Restricted List may be made available to Employees, it must be maintained strictly confidential and not disclosed to anyone outside of the Trust or EIP.

                  Issuers may be added to the Restricted List for such reasons, ncluding but not limited to:

                  --   Knowledge of MNI about an issuer;

                  --   Board of Directors or Committee position;

                  --   Private investment in a public company;

                  -- Discussion of specific investments that EIP or the Trust has made on behalf of clients to the public; or |X| As otherwise required by agreement.

                  Issuers may be removed from the Restricted List for such reasons, including but not limited to:

                  --   Public dissemination of MNI;

                  --   No longer on Board of Directors or Committee;

                  -- Termination or expiration of a private investment in a public company;

                  -- Sufficient lapse of time from date of a press release disclosing MNI; or

                  --   Termination or expiration of agreement.

                  EIP's Chief Compliance Officer is responsible for the management, maintenance and updating of the Restricted Lists and will, in coordination with appropriate investment personnel, determine, among other factors, the:

                  --   Employee recipient list;

                  -- Criteria for identifying specific issuers to be included or deleted from the list;

                  --   Inclusion of specific issuers to the list;

                  --   Length of time specific issuers remain on the list; and

                  --   Removal of a specific issuer from the list.

                  Although EIP's Chief Compliance Officer will make every attempt to restrict all applicable information flow between Employees, each Employee is responsible for maintaining the confidentiality of such information. Any Employee who becomes aware of any facts that may constitute MNI about an issuer should immediately contact the Chief Compliance Officer and provide the relevant details. Furthermore, any Employee who obtains information from sources that may be considered confidential, whether deliberately or not, should immediately contact the Chief Compliance Officer. At no time should any Employee share such information with any other Employees or the general public except in accordance with this Insider Trading Policy or as otherwise authorized by the Chief Compliance Officer. The Chief Compliance Officer, and, if necessary, outside legal counsel will work with the Employee to determine the appropriate course of action to be taken given the situation, including any necessary restrictions. EIP's Chief Compliance Officer will determine whether it is necessary to place the issuer on the Restricted List. Furthermore, once an issuer is placed on the Restricted List, Employees are required to keep EIP's Chief Compliance Officer apprised of any changes to the issuer's status.

         K.       PENALTIES

         It cannot be overstated enough that the penalties for trading based on or communicating MNI are severe both for individuals involved in such unlawful conduct and their employers. Federal and state securities laws provide for severe criminal and civil penalties against any person who violates the law as well as against controlling persons and persons who "tip" or otherwise assist the violator. A person can be subject to harsh penalties, including incarceration, even if he or she does not personally benefit from the violation. Penalties include, but are not limited to:

         --    Prison sentences for up to ten years;

         -- Fines for the person who committed the violation of up to three times the profit gained or loss avoided; and

         -- Fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

         Regardless of whether any Federal inquiry occurs, any violation of these policies and procedures can be expected to result in serious sanctions by the Trust or EIP, including potential dismissal of the persons involved.

L.       CONTACT WITH PUBLIC COMPANIES: FAIR DISCLOSURE

         Certain Employees of EIP or the Trust, such as investment personnel, may have close contacts and relationships with U.S. public companies. These issuers are required to comply with specific disclosure rules, which generally prohibit them from selectively disclosing MNI regarding the issuer to certain persons before disclosing the information to the general public. Specifically, issuers are required to ensure that material information regarding the issuer that was previously nonpublic is disclosed to the general public and accessible to all potential investors. As a result of these requirements, the manner in which issuers communicate with analysts and the general public has been greatly affected.

         The following should be considered when conducting discussions with issuers:

         -- If any information received from an issuer is believed to be MNI which has not been disclosed to the general public, the Chief Compliance Officer and/or EIP's legal counsel must be immediately contacted prior to making any investment or trading decisions regarding that issuer's security.

         -- In some cases, MNI may be released by an issuer on a limited basis to selected parties in a relationship of trust under a confidentiality agreement. Any confidentiality agreements with issuers must be reviewed and approved by EIP's legal counsel, and there can be no trading in the issuers' securities until such MNI has been fully disclosed.

         M. CONTACT WITH PUBLIC COMPANIES: PRIVATE INVESTMENTS IN PUBLIC EQUITY ("PIPE")

         In the normal course of business, certain EIP and Trust Employees such as investment and/or trading personnel may be contacted by bankers and other representatives of issuers who are seeking investors in a potential transaction such as in the case of a private investment in public equity ("PIPE"). These contacts may occur before the company has broadly disclosed the terms of its PIPE transaction to the public.

         EIP and Trust Employees are prohibited from making investment decisions regarding an issuer or trade in the securities of an issuer (other than the PIPE itself) based on non-public information regarding a PIPE transaction.

         Furthermore, there may be situations whereby EIP and Trust Employees are contacted regarding PIPE transactions involving issuers in which the Trust or EIP clients currently hold positions. The following guidelines must be followed regarding PIPEs and similar private transactions:

         -- No written or oral confidentiality agreements with issuers or others relating to PIPE transactions should be entered into, unless the agreements have been reviewed and approved by EIP's legal counsel prior to execution of such agreement. It should be noted that if EIP or the Trust receives material, nonpublic information under a confidentiality agreement, EIP or the Trust may be restricted from trading in that issuer's securities.

         -- Upon learning of a potential PIPE transaction, Employees are required to immediately contact the Chief Compliance Officer and/or EIP's legal counsel. Employees are required to provide the Chief Compliance Officer and/or EIP's legal counsel with the following information, to the extent applicable, regarding the potential PIPE transaction:

               1.   Name of the company;

               2. Short description of the transaction (e.g., terms, discount to market);

               3. Whether the Trust or any EIP client is invested in the company;

               4. Whether any confidentiality request has been made to EIP or the Trust;

               5. Progress of the transaction (e.g., initial contact, syndicate formed, etc.);

               6.   Financial condition of the company;

               7. Assessment of the likelihood that the transaction will close;

               8.   Anticipated closing date;

               9. Name of the banker or other representative of the issuer who provided information regarding the PIPE; and

               10. Whether the information regarding the PIPE transaction is public.

XVI. RECORDKEEPING

EIP and the Trust are required to maintain the following documents:

--    A copy of this Code of Ethics and any amendments thereto.

-- A record of all Employees who are currently subject to the Code and a record of all Employees who were subjected to the Code during the past 5 years.

-- A record of all written acknowledgements of receipt of the Code of Ethics and any amendments thereto for all Employees.

-- All reports and forms submitted by Employees as required by the Code of Ethics.

-- A record of any violation of the Code of Ethics and of any action taken as a result of such violation.

-- A record of any decision and the reason(s) supporting the decision to approve the acquisition of private placements, including EIP Funds.

-- Records of any exceptions to the Code of Ethics that were granted and documentation as to the basis on which such exceptions were made.

-- Any other records deemed necessary to be maintained in conjunction with the Code of Ethics or as otherwise required by applicable Federal securities or other laws.

XVII.    ENFORCEMENT OF THE CODE

The Chief Compliance Officer is responsible for overseeing compliance with and enforcing the requirements of the Code of Ethics.

         A.       REVIEW OF PERSONAL TRADING INFORMATION

         The Chief Compliance Officer or his/her designee will conduct an ongoing review of personal securities transactions and reports to ascertain compliance with the Code. All personal trading information provided to EIP's Chief Compliance Officer will be kept confidential to the extent possible. In addition, such information may be made available for inspection by EIP's Senior Management, the SEC, any state securities commission, third-party auditors and any other third-party entity, as required or otherwise deemed necessary.

          B.       REPORTING VIOLATIONS OF THE CODE

         Employees must promptly bring any suspected violation of the Code to the attention of the Chief Compliance Officer. Any suspected violation of the Code that is reported will be taken seriously and will be investigated as deemed appropriate. The identity of an Employee reporting a suspected violation of the Code will be kept confidential, to the extent possible. Under no circumstances will an Employee be reprimanded for reporting a suspected breach of the Code.

         C.       INVESTIGATIONS, SANCTIONS AND REMEDIES

         The Chief Compliance Officer will investigate any reported or suspected violation of the Code. Any material violations of the Code will be reported to EIP's Executive Committee or to the Trust's Board of Trustees.

         In consultation with EIP's Executive Committee or to the Trust's Board of Trustees and EIP's legal counsel, if the Chief Compliance Officer determines that an Employee has violated the Code, he may impose sanctions and take other corrective actions as deemed appropriate, including issuing a letter of caution or warning, suspending or limiting personal trading activities, requesting disgorgement of profits, imposing a fine, suspending or terminating employment, and/or informing regulators.

         As part of any sanction, the Chief Compliance Officer may require the Employee to reverse the trade(s) in question and disgorge any profit to a personal charity or absorb any loss from the trade.

         D.       ANNUAL REVIEW

         The Chief Compliance Officer will review the Code no less frequently than on an annual basis, in light of legal and business developments and make any necessary amendments.

         E.       INQUIRIES REGARDING THE CODE

         Any questions regarding the Code or any other compliance-related matter should be directed to the Chief Compliance Officer or his/her designee.

         F.       EXCEPTIONS TO THE CODE

         Although exceptions to the Code of Ethics will rarely be granted, the Chief Compliance Officer in consultation with EIP's legal counsel, where appropriate, may make exceptions, on a case-by-case basis, to any of the provisions of the Code upon a determination that the conduct at issue merits an exception to the Code. Approval of any exceptions must be in writing. In addition, exceptions can be revoked at any time.

                                   APPENDIX A

                             INVESTMENT CLUB REQUEST



INVESTMENT CLUB INFORMATION:


Employee Name:    _____________________________________


Name of Investment Club:   _______________________________


Are you or any Covered Person an officer of the club? If so, please state the position.


________________________________________


What percentage of the Club total assets do you or a Covered Person own? _______


Are you or a Covered Person on an investment decision-making committee or are you or a Covered Person involved in making any security transaction/investment recommendations for the club independent of a committee? Please explain.

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________





CERTIFICATION:


     I understand that my activities or those of a Covered Person, as applicable, regarding the above investment club must comply with EIP's and the Trust's Code of Ethics and Insider Trading Policy. I will direct the investment club to send duplicate statements to EIP's Compliance Department.


     SIGNATURE: ______________________


     DATE: ___________________________



21                                                                     July 2006

                                   APPENDIX B

                             INITIAL HOLDINGS REPORT


Name:             _____________________________________________________


Disclosure Date:  _____________________________________________________




1.   LISTING OF COVERED ACCOUNTS

     Attach to this report a summary list of covered account names and account numbers and current account statement for each covered account.


2.       OUTSIDE BUSINESS ACTIVITIES

     If the answer to any of the following questions is "yes" then please attach an Outside Business Activities Form [(APPENDIX F)?]as explanation for each activity.

     Are you currently engaged in any other business activities?

     Are you currently compensated by any other person for business related activities?

     Do you have any industry designations or certifications?


3.   POSITIONS WITH OUTSIDE COMPANIES

     On an attached sheet, please list all companies of which you are a director, officer, general partner, or hold a similar position. Include the Company name, nature of business, Position Held, Ownership Interest and if the Company is Public or Privately Held.


4.   FINANCIAL INTEREST

     Do you or a related covered person own 10% or more of a public company's outstanding shares?


     If "yes", please disclose below:


_______________________________________________________________________________

_______________________________________________________________________________




22                                                                     July 2006

                                   APPENDIX C

                             ADD/CHANGE ACCOUNT FORM


NEW ACCOUNT


Broker Name:               ____________________________________________________


Account Number:            ____________________________________________________


Date Opened:               ___________________


Account Holder:            ___________________


Relationship to EIP:       ___________________


Professionally-Managed?    ___  Yes _____  No



TRANSFER HOLDINGS


Move Holdings From Account: _________________________________________


To Account:                 _________________________________________


CLOSE ACCOUNT


Broker Name:                __________________________________________


Account Number:             __________________________________________


Date of Firm:               __________________________________________





23                                                                     July 2006

                                   APPENDIX D

                           DISCRETIONARY ACCOUNT FORM



This Form should be completed for fully discretionary accounts.


EMPLOYEE NAME:             _________________________________________

                           _________________________________________


NAME OF ACCOUNT:           _________________________________________

                           _________________________________________


NAME OF FIRM:              _________________________________________

                           _________________________________________


TYPE OF ACCOUNT:           _________________________________________

                           _________________________________________


Certification:


I certify that __________________("Investment Adviser") has full discretion over the investment management of my above listed account(s) pursuant to an investment management agreement, a copy of which I have provided to EIP's Compliance Department. I agree not to discuss any specific strategies, industries or securities with my Investment Adviser. I agree that I will submit duplicate confirmations, account statements and all other reports required by the Code to EIP's Compliance Department. Provided that I continue not to have discussions with my Investment Adviser regarding specific investments in my account(s) in advance of transactions, I understand that I will not be required to pre-clear transactions in this account(s).

I agree to immediately notify EIP's Compliance Department of any changes to the nature of my account(s) from discretionary to some other type. I understand that the Chief Compliance Officer may revoke this exception to the Code at any time.



EMPLOYEE SIGNATURE: _______________________


DATE SUBMITTED: ___________________________





24                                                                     July 2006

                                   APPENDIX E

                            REGULATORY QUESTIONNAIRE


NAME:    ___________________________________________________________________

The purpose of this questionnaire is to obtain information required to ensure that ENERGY INCOME PARTNERS, LLC ("EIP") and EIP INVESTMENT TRUST are in compliance with certain disclosure and regulatory requirements. Please respond to each question by marking "Yes" or "No." If your answer to any of the questions herein is "Yes", please provide additional detailed information below.


--------------------------------------------------------------------------------
                                   DEFINITIONS

o CHARGED: being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

o ENJOINED: includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

o FELONY: is an offense punishable by a sentence of at least one-year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

o FOREIGN FINANCIAL REGULATORY AUTHORITY: includes: (1) a foreign securities authority; (2) another governmental body or foreign equivalent of a self regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a foreign membership organization, a function to which is to regulate the participation of its members in the activities listed above.

o FOUND: includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

o INVESTMENT RELATED: activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with a broker-dealer, investment /, investment adviser, municipal securities dealer, government securities broker or dealer, issuer, futures sponsor, bank or savings association).

o INVOLVED: engaging in an act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

o MISDEMEANOR: is an offense punishable by a sentence of less than one-year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.
--------------------------------------------------------------------------------


1.   In the past ten years, have you:

     a.  been convicted of or plead guilty or nolo contendre ("no contest") in a
         domestic, foreign or military court to any felony?    Yes____ No____

     b.  been charged with any felony?                         Yes____ No____

2.   In the past ten years, have you:

     a. been convicted of or plead guilty or nolo contendre ("no contest") in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit
         any of these offenses?                                Yes____ No____


25                                                                     July 2006

     b.  been charged with a misdemeanor specified in
         question 2(a)?                                        Yes____ No____

3.   Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:

     a. found you to have made a false statement or omission?  Yes____ No____

     b.  found you to have been involved in a violation of SEC or CFTC
         regulations or statutes?                              Yes____ No____

     c. found you to have been a cause of an investment-related business having its authorization to do business denied, suspended,
         revoked or restricted?                                Yes____ No____

     d.  entered an order against you in connection with investment-related
         activity?                                             Yes____ No____

     e.  imposed a civil money penalty on you, or ordered you to cease and
         desist from any activity?                             Yes____ No____

4. Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority:

     a.  ever found you to have made a false statement or omission, or been
         dishonest, unfair or unethical?                       Yes____ No____

     b.  ever found you to have been involved in a violation of investment-
         related regulations or statutes?                      Yes____ No____

     c. ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked
         or restricted?                                        Yes____ No____

     e.  in the past ten years, entered an order against you in connection with
         investment-related activity?                          Yes____ No____

     f. ever denied, suspended or revoked your registration or license or otherwise prevented you by order, from associating with an investment-
         related business or restricted your activity?         Yes____ No____

5.   Has any self-regulatory organization or commodities exchange ever:

     a.  found you to have made a false statement or omission? Yes____ No____

     b. found you to have been involved in a violation of its rules (other than a violation designated as a "minor rule violation" under a plan
         approved by the SEC)?                                 Yes____ No____

     c. found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or
         restricted?                                           Yes____ No____

     d. disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members or otherwise
         restricting your activities?                          Yes____ No____

6. Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended? Yes____ No____

7.   Are you now the subject to any regulatory proceeding that could result in a
     "yes" answer to any part of questions 3, 4 or 5?           Yes____ No____


26                                                                     July 2006

8.   Has any domestic or foreign court:

a.   in the past ten years, enjoined you in connection with any investment
         -related activity?                                     Yes____ No____

b.       ever found that you were involved in a violation of investment-related
         statutes or regulations?                               Yes____ No____

c. ever dismissed, pursuant to a settlement agreement, an investment -related civil action brought against you by a state or foreign
         financial regulatory authority?                        Yes____ No____

9.   Are you now the subject of any civil proceeding that could result in a
     "yes" answer to any part of question 8?                    Yes____ No____


PLEASE PROVIDE DETAILS TO ANY "YES" ANSWER:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


CERTIFICATION:

I certify that my answers to the aforementioned questions are true and complete to the best of my knowledge. I agree to immediately inform EIP's Chief Compliance Officer if any of the information contained in this report becomes inaccurate.

SIGNATURE: _____________________________________________

DATE SUBMITTED: ________________________________________





27                                                                     July 2006

                                   APPENDIX F

                       OUTSIDE BUSINESS ACTIVITIES REQUEST



1. Name of company:   ____________________________________________


2. Nature of business: ___________________________________________


3. Functions to be performed: ____________________________________


4.   Is the company:  Privately Held __________  Publicly Traded__________


     If publicly traded, where is its common stock traded (NYSE, AMEX, NASDAQ)?
     ____________


5.   Will you have any position as a company officer, director, committee
     member or other similar position?     Yes_______  No______


6.   Position: ____________________


     Estimated amount of time to be spent:____________


7.   Has EIP or the Trust asked you to serve in this position?
     Yes_______  No______


     (If no, please explain your reasons for wanting to serve in this position)


     __________________________________________________________________

     __________________________________________________________________

     __________________________________________________________________

     __________________________________________________________________


8.   Do you provide or have you provided any service to the company which would
     conflict with your duties at EIP or the Trust?    Yes_______  No______


     If yes, please describe:


     __________________________________________________________________

     __________________________________________________________________


28                                                                     July 2006

9. Will you receive any fees or other form of compensation (direct/indirect):


     Yes_______  No______


     If Yes, complete the following:


     a. Amount: __________________


     b. Is this amount standard (same for all directors)?  Yes_______  No______


     If no, describe how and why it differs:


     __________________________________________________________________

     __________________________________________________________________

     __________________________________________________________________

     __________________________________________________________________


10. Does EIP or the Trust have any business relationship (e.g., brokerage,
    advisory, investment, etc.) with the company?    Yes_______  No______


      If yes, please explain.


     __________________________________________________________________

     __________________________________________________________________

     __________________________________________________________________

     _________________________________________________________________


CERTIFICATION:

I understand that my first priority is to EIP and the Trust. I have read and understand the Code of Ethics and Insider Trading Policy. I agree to fully comply with all aspects of the Code of Ethics and Insider Trading Policy. I agree to immediately inform EIP's Compliance Department if any of the information contained in this report becomes inaccurate.


Signature: __________________________________

Date:   ______________________________________





29                                                                     July 2006

                                   APPENDIX G

                               GIFT REPORTING FORM





Name:                ______________________________________________________


Gift Description:    ______________________________________________________


Relationship:        ______________________________________________________


Date:                __________________


Value of Gift:       __________________


Comments:            ______________________________________________________


                     ______________________________________________________


                     ______________________________________________________





30                                                                     July 2006

                                   APPENDIX H

                       COMPLIANCE MANUAL & CODE OF ETHICS

                           ANNUAL ACKNOWLEDGEMENT FORM



I acknowledge that I have read and understand EIP's Compliance Manual, dated July 2006, and all Appendices attached thereto (including the Firm's Code of Ethics) (the "Manual"). If I had any questions concerning the material included and the procedures described in the Manual, I have raised them with the Chief Compliance Officer and received satisfactory answers to such questions.


I understand that violation of the procedures set forth in the Manual will not be tolerated by EIP and may constitute a violation of applicable securities and commodities laws and regulations. I certify that I have complied and will continue to comply with the policies in the Manual.





Signature:     ______________________

Print Name:    ______________________

Date:          ______________________







31                                                                     July 2006